Exhibit No. 15

August 2, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 2, 2012 on our review of interim financial information of Cell Therapeutics, Inc. for the six month period ended June 30, 2012 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 is incorporated by reference in the Registration Statements of Cell Therapeutics, Inc. on Forms S-3 (File Nos. 333-130411, 333-131533, 333-130004, 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926, 333-112681, 333-138170, 333-134126, 333-143452, 333-149980, 333-149981, 333-149982, 333-152171, 333-160969, 333-158272, 333-157376, 333-153358, 333-163479, 333-161442, 333-93835, 333-33872, 333-33268, 333-39385, 333-177506 and 333-182330) and on Form S-8 (File No. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791, 333-118016, 333-146624, 333-152168, 333-158260, 333-162955, 333-170044 and 333-178158).

Yours very truly,

/s/ Marcum LLP

San Francisco, California